Exhibit 23


            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (no. 33-64193) of our report dated January 11, 1995 appearing on page 41 of J.P. Morgan & Co. Incorporated's Annual
Report on Form 10-K for the year ended December 31, 1994
(included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP/s/

New York, New York
December 7, 1995